UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

Maison Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, California 91754
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 737-5888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 29, 2025, Maison Solutions Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Each stockholder of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), was entitled to one vote per share on each matter properly presented at the Annual Meeting for each share of Class A common stock held by such stockholder as of the close of business on March 28, 2025 (the “Record Date”). Each stockholder of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”), was entitled to ten votes per share on each matter properly presented at the Annual Meeting for each share of Class B common stock held by such stockholder as of the close of business on the Record Date.

The final voting results for each proposal considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 14, 2025 (the “Proxy Statement”), are set forth below.

Proposal 1 – Director Election Proposal

The stockholders elected John Xu, Alexandria M. Lopez, Mark Willis, Bin Wang and Dr. Xiaoxia Zhang to serve as directors on the Company’s Board of Directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified.

The final voting results for the Director Election Proposal were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John Xu	36,522,981	38,862	0
Alexandria M. Lopez	36,544,142	17,701	0
Mark Willis	36,522,994	38,849	0
Bin Wang	36,500,075	61,768	0
Dr. Xiaoxia Zhang	36,522,985	38,858	0

Proposal 2 – Authorized Share Increase Proposal

The stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of Class A common stock from 92,000,000 shares to 150,000,000 shares.

The final voting results for the Authorized Share Increase Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,533,710	27,882	250	0

Proposal 3 – Stock Issuance Proposal

The stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of the shares of Class A common stock issuable pursuant to the Notes and Warrant (as described in the Proxy Statement).

The final voting results for the Stock Issuance Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,530,553	31,289	0	0

Proposal 4 – Stockholder Consent Proposal

The stockholders approved the amendment to the Company’s Charter to permit stockholders of the Company to take action by written consent.

The final voting results for the Stockholder Consent Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,292,882	260,849	8,111	0

Proposal 5 – Auditor Ratification Proposal

The appointment of Kreit & Chiu CPA LLP as the Company’s independent certified public accountants for the fiscal year ending April 30, 2026 was ratified by the stockholders.

The final voting results for the Auditor Ratification Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,553,687	14	8,141	0

Charter Amendment

On April 29, 2025, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”). The Charter Amendment amends the Company’s Charter to (i) increase the number of the number of the Company’s authorized shares of Class A common stock from 92,000,000 shares to 150,000,000 shares and (ii) permit stockholders of the Company to take action by written consent.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Maison Solutions Inc., dated April 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2025	MAISON SOLUTIONS INC.

	By:	/s/ John Xu
John Xu
Chief Executive Officer, Chairman and President

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